UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
(1)    On March 27, 2018, our Board of Directors (“Board”) increased the size of the Board from seven directors to eight directors and filled the resulting vacancy by electing Stephen P. Crane as a member of the Board.

(2)    There are no arrangements or understandings between Mr. Crane and any other persons pursuant to which Mr. Crane was selected as a director.

(3)    On March 27, 2018, our Board increased the size of its Audit Committee from four members to five and filled the resulting vacancy by electing Mr. Crane as a member of the Audit Committee.

(4)    With respect to Mr. Crane and members of his immediate family, there have been no past transactions, and there are no currently proposed transactions, described in Item 404(a) of Regulation S-K.

(5)    Mr. Crane will participate in the same compensation arrangements as our other non-employee directors. For his service as a non-employee director, he will receive an annual fee of $52,500. For his service as a member of the Audit Committee, he will receive an additional annual fee of $7,500. In addition, he will receive attendance fees if he attends more than a threshold number of Board and/or Audit Committee meetings in a given fiscal year. The threshold number of meetings is twelve per fiscal year for the Board and seven per fiscal year for the Audit Committee. Attendance fees are equal to $1,500 for each Board and/or Audit Committee meeting attended in excess of the applicable threshold, except that the fee for attendance at Board and/or Audit Committee meetings held telephonically and of not more than one hour in duration is $750.00. Further, all non-employee directors, including Mr. Crane, are eligible to receive equity compensation awards under our 2013 Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	March 28, 2018	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

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